Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Peter Rahmer	Barry Sudbeck
Trout Group	Fleishman-Hillard
646-378-2973	415-318-4261

Response Genetics, Inc. Announces Appointment of Company President

LOS ANGELES, February 7, 2011 — Response Genetics, Inc. (Nasdaq: RGDX), a company focused on the development and commercialization of molecular diagnostic tests for cancer, announced today the addition of Christine Meda as the Company’s president. Kathleen Danenberg, who held this position previously, will continue to act as chief executive officer of the Company. In her role, Ms. Meda will be responsible for helping in the execution of the Company’s strategy and operations on a day-to-day basis and, with her unique expertise in cancer diagnostics, leading the Company in new areas of the market, such as the development of companion diagnostics.

“With her strong background in the diagnostics industry, Christine’s strategic vision and considerable business experience have helped companies successfully develop, launch and market products,” said Ms. Danenberg, CEO.  “And with our current growth rate in the double digits, her addition to the senior management team will help Response Genetics expand its market and realize its growth potential.”

Ms. Meda brings nearly 30 years of experience in strategic partnering, operations and marketing to her role at Response Genetics. Most recently, Ms. Meda was president and chief executive officer of Arcxis Biotechnologies, an early-stage molecular diagnostics company. Ms. Meda also founded and is president of RxDxLink, a consulting service company to early state and small biotechnology companies.  She served as president and chief operating officer for Diamics, Inc., an early-stage cancer diagnostics company, and over a four year period before that, she held various positions of increasing importance at Roche Molecular Diagnostics, including vice president of Business Development and vice president of Women’s Health, where she had portfolio responsibility bringing five molecular diagnostics through the pipeline to market. Ms. Meda received a Bachelor of Science degree in the State University of New York at Potsdam.

Ms. Meda, commenting on her appointment said, “I am pleased to be joining Response Genetics, a company with a unique platform technology and differentiated product offering. I look forward to applying my skills and experience knowing that I am not only providing value to the company and its shareholders, but helping improve the diagnostic information used to treat people with cancer.”

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About Response Genetics, Inc.

Response Genetics Inc. (“RGI”) is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, the Company generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. RGI was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company to enter into new areas such as companion diagnostics, and to continue to execute on its business strategy and operations, to continue to  analyze cancer samples, the potential for using the results of this research to develop diagnostic tests for cancer, the usefulness of genetic information to tailor treatment to patients, the usefulness of gene profiling as a predictor of response to chemotherapy in gastrointestinal cancers, and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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